UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 18, 2000

PACIFICARE HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-21949 (Commission File Number)	95-4591529 (IRS Employer Identification Number)

3120 Lake Center Drive, Santa Ana, California 92704
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (714) 825-5200

ITEM 5. OTHER EVENTS.

      On July 18, 2000, PacifiCare Health Systems, Inc. announced the appointment of Howard G. Phanstiel as Executive Vice President and Chief Financial Officer, and Bary G. Bailey as Executive Vice President and Chief Strategic Officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits.

99.1	Press release issued July 18, 2000, by the Registrant announcing the appointment of Howard G. Phanstiel as Executive Vice President and Chief Financial Officer, and Bary G. Bailey as Executive Vice President and Chief Strategic Officer.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.
(Registrant)

Date: July 21, 2000	By:	/s/ MARY C. LANGSDORF Mary C. Langsdorf Senior Vice President of Finance and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release issued July 18, 2000, by the Registrant announcing the appointment of Howard G. Phanstiel as Executive Vice President and Chief Financial Officer, and Bary G. Bailey as Executive Vice President and Chief Strategic Officer.